CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                   FORM 8-K


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                       Date of Event: January 30, 2004
                      (date of earliest event reported)


                 Diversified Financial Resources Corporation
                 -------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
         (State or other jurisdiction of incorporation or organization)



       000-22373                                           58-2027283
       ---------                                           ----------
(Commission File Number)                    (IRS Employer Identification Number)

              1771 - Wolviston Way, San Diego, California 92154
              -------------------------------------------------
                  (Address of principal executive offices)

                               (619) 575-7041
                               --------------
             (Registrant's telephone number, including area code)




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ITEM  5.          OTHER EVENTS AND REGULATION  DISCLOSURE

On January 30, 2004, shares were issued pursuant to the January 21, 2004 resolution of the Board of directors of the Registrant that authorized the issuance of 30,000,000 restricted common stock to John Chapman, President and Director of the Registrant as compensation for services rendered in connection with various acquisition candidates for the Registrant. The issuances were carried out pursuant to Section 4(2) of the Securities Act of 1993. The issuance will increase Mr. Chapman's holdings to approximately 81.5% of all issued and outstanding common shares of the Registrant.

In addition, Mr. Chapman is the holder of 13,150 shares of the Registrant's Class A preferred shares, as authorized by a resolution on the 11th of December 2003. The shares were issued in consideration of unpaid rent owed to Mr. Chapman for the period from February 2003 through December 2003 and as compensation for services rendered during the period from October 2003 through December 2003. These 13,150 shares of Class A preferred stock are the only issued and outstanding shares of that class of stock. As set forth in the certificate of determination for this class of shares: "In all matters the Series A Preferred shall have the same voting rights as the Common Stock on a one hundred-for-one basis and any proposal upon which a vote of shareholders is taken must receive a majority of the votes from both the Series A Preferred shares and the Common Stock to be approved."

ITEM  7.          FINANCIAL STATEMENTS AND EXHIBITS


The following exhibits are included as part of this report:

EXHIBIT           PAGE
NO.               NO.      DESCRIPTION
-------           ----     -----------

N/A

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Financial Resources, Inc.


Signature                                                       Date



/s/ John R. Chapman                                             February 5, 2004
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John R. Chapman
as CEO, President and Director







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